Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 26th, 2019 with respect to the consolidated financial statements and internal control over financial reporting of Sun Hydraulics Corporation, doing business as Helios Technologies, included in the Annual Report on Form 10-K for the year ended December 29th, 2018, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ Grant Thornton LLP

Tampa, Florida
June 18, 2019